Exhibit 99.1

For Immediate Release

Contacts:
Peerless Systems Corporation:	Investor Contact:
William R. Neil	Geoff High
Chief Financial Officer	Pfeiffer High Public Relations, Inc.
(310) 297-3146	(303) 393-7044

Peerless Systems Common Stock to Trade on Nasdaq SmallCap Market

EL SEGUNDO, Calif., July 30, 2004 — Peerless Systems Corporation (Nasdaq: PRLS), a provider of imaging and networking controllers to the digital document market, today announced that trading of the Company’s common stock has been approved for transfer to the Nasdaq SmallCap market from the Nasdaq National Market, effective at the opening of trading on August 2, 2004.

On June 18, 2004, Peerless was notified by the Nasdaq Stock Market that the Company did not comply with the minimum $10 million stockholders’ equity requirement for continued Nasdaq National Market listing, based on data reported in the Company’s Form 10-Q for the quarter ended April 30, 2004. Stockholders’ equity at April 30 was approximately $7.9 million.

The Company subsequently presented the Nasdaq Listing Qualifications Panel with a plan for achieving and sustaining compliance with the National Market listing standards. However, management has since determined that the Company’s time frame for regaining compliance would likely extend beyond the period required by Nasdaq. While the Company could appeal a potential denial for continued listing, management has determined that the significant legal and administrative costs associated with such a process would not be in the best interest of the Company or its shareholders.

Management does not believe any of Peerless’ major institutional shareholders are precluded from holding shares of Nasdaq SmallCap listed companies.

About Peerless Systems Corporation

Founded in 1982, Peerless Systems Corporation is a provider of imaging and networking controllers to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging controller. Peerless’ broad line of scalable software and silicon offerings enables its customers to shorten their time-to-market and reduce costs by offering unique solutions for multiple products. Peerless’ customer base includes companies such as Canon, IBM, Konica Minolta, Kyocera Mita, Lenovo, OkiData, Ricoh, RISO, Seiko Epson and Xerox. Peerless also maintains strategic partnerships with Adobe and Novell. For more information, visit the Company’s web site at www.peerless.com.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995

This Release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The use of such words including but not limited to “anticipate,” “are continuing to work,” “expecting,” “expects,” “is expected,” “look forward,” “plans to reduce,” “to be signed,” “toward the commercial introduction,” “will be successful,” “will experience,” “will increase,” “will need,” in connection with or related to any discussion of or reference to future operations, opportunities or financial performance sets apart forward-looking statements. In particular, statements regarding the Company’s outlook for future business, financial performance and growth, profitability, product availability and potential applications and successes and the impact on future performance of organizational and operational changes all constitute forward-looking statements.

These forward-looking statements are just predictions and best estimations consistent with the information available to the Company at this time. Thus they involve known and unknown risks and uncertainties such that actual results could differ materially from those projected in the forward-looking statements made in this Release. Risks and uncertainties include those set forth in Peerless’ public filings with the Securities and Exchange Commission, including but not limited to the Company’s most recent Annual Report on Form 10-K dated January 31, 2004 in the Section called Certain Factors And Trends Affecting Peerless And Its Business at pages 16 through 23, inclusive, filed on April 30, 2004, and the Company’s most recent Quarterly Report on Form 10-Q dated October 31, 2003 in the Section called Risks and Uncertainties at pages 16 through 23, inclusive, filed on December 15, 2003.

Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.

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